Exhibit 23.1

                                 CONSENT

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1996, included or incorporated by reference in NIPSCO Industries, Inc.'s annual report on Form 10-K for the year ended December 31, 1995, and our report dated April 26, 1996, included in NIPSCO Industries, Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 1996, and to all references made to our Firm in this registration statement.

                                          /s/  ARTHUR ANDERSEN LLP

Chicago, Illinois,

July 15, 1996.